UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2021

AmerisourceBergen Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange	(NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Facility

On February 17, 2021, AmerisourceBergen Corporation, a Delaware corporation (the “Company”), entered into a Term Credit Agreement, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Term Credit Agreement”).  The Company entered into the Term Credit Agreement in connection with the previously announced proposed transaction with Walgreens Boots Alliance, Inc. (“WBA”), involving the acquisition of the majority of WBA’s Alliance Healthcare businesses (the “Transaction”).  The Term Credit Agreement provides for a senior unsecured term facility of US$1.0  billion (the “Term Loan”), which matures two years from the date on which the Term Loan is drawn under the Term Credit Agreement (such date the Term Loan is drawn, the “Closing Date”). The proceeds of the Term Loan will be used to pay a portion of the cash consideration in respect of the Transaction and to pay fees and expenses incurred in connection with the Transaction. The Closing Date and the funding under the Term Credit Agreement are subject to customary conditions, including the consummation of the Transaction.

The Term Loan will bear interest at a rate equal either to a base rate plus a margin or a LIBO rate plus a margin based on the Company’s public debt ratings by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and pursuant to the Term Credit Agreement, ranges from 87.5 basis points to 137.5 basis points over the LIBO Rate and 0 basis points to 37.5 basis points over the base rate, in each case, as determined in accordance with the provisions of the Term Credit Agreement. In addition, until the Closing Date, the Company will pay an annual commitment fee on the undrawn portion of the commitments.  The Company has the right to prepay the Term Loan at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs).

The Term Credit Agreement contains certain affirmative and negative covenants, and includes limitations on indebtedness of subsidiaries, liens, fundamental changes, asset sales and a covenant requiring compliance with a financial leverage ratio not to exceed 3.50 to 1.00 as of the last day of any fiscal quarter (which may be increased to 4.00 to 1.00 as of the closing of the Transaction). The covenants contained in the Term Credit Agreement are substantially similar to the covenants contained in the Company’s existing $1.4 billion multi-currency senior unsecured revolving credit facility (the “Existing Revolving Credit Facility”). The Term Credit Agreement also contains customary events of default (which are in some cases subject to certain exceptions, thresholds and grace periods) including, but not limited to, nonpayment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

As previously disclosed, in connection with the Transaction, the Company obtained $3.025 billion in bridge financing commitments to fund the cash purchase price of the Transaction.  As a result of entering into the Term Credit Agreement, such bridge financing commitments have been automatically reduced by the amount of the commitments under the Term Credit Agreement.

The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

364-Day Revolving Credit Facility

On February 17, 2021, the Company entered into a Credit Agreement (the “Credit Agreement”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company obtained a US$1.0 billion senior unsecured revolving credit facility (the “Revolving Credit Facility”).

Borrowings under the Revolving Credit Facility will be available on and after the date of consummation of the Transaction (the “Transaction Closing Date”) and will mature on the date that is 364 days after the Transaction Closing Date (the “Revolving Facility Maturity Date”).  Borrowings outstanding on the Revolving Facility Maturity Date will mature and be payable on such date, or, at the option of the Company, on the first anniversary of the Revolving Facility Maturity Date.  The Company’s option to extend the maturity of any borrowings outstanding on the Revolving Facility Maturity Date is subject to customary conditions and the payment of an extension fee on such outstanding borrowings.

Interest on borrowings under the Revolving Credit Facility will accrue at specified rates based on the Company’s public debt ratings by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and pursuant to the Credit Agreement, ranges from 83.5 basis points to 125 basis points over LIBOR and 0 basis points to 25 basis points over the alternate base rate, in each case, as determined in accordance with the provisions of the Credit Agreement. The Company has agreed to pay facility fees to maintain the availability under the Revolving Credit Facility at specified rates based on its public debt ratings, ranging from 4.0 basis points to 12.5 basis points, annually, of the total commitments of the lenders thereunder. The Company has the right to prepay borrowings under the Revolving Credit Facility at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs), provided that the amount of any such prepayment meets certain minimum thresholds. The Company may also choose to reduce its commitments under the Revolving Credit Facility at any time.

The Company may use the funds provided under the Revolving Credit Facility for general corporate purposes of the Company and its subsidiaries. The Revolving Credit Facility contains affirmative and negative covenants that are substantially similar to those contained in the Existing Revolving Credit Facility and the Term Credit Agreement, including limitations on indebtedness of subsidiaries, liens, fundamental changes, asset sales and a covenant requiring compliance with a financial leverage ratio not to exceed 3.50 to 1.00 as of the last day of any fiscal quarter (which may be increased to 4.00 to 1.00 as of the closing of the Transaction).  The Revolving Credit Facility contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Certain of the lenders under the Revolving Credit Facility and the Term Credit Agreement, and their affiliates, have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions. In particular, J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., BofA Securities, Inc., and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., have served as joint book-running managers, and certain affiliates of the other lenders have served as underwriters, in connection with past senior note offerings by the Company, and such affiliates may serve similar roles in future securities offerings by the Company. In addition, certain of the lenders serve various roles in connection with a $1,450 million receivables securitization facility to which the Company’s subsidiaries, AmerisourceBergen Drug Corporation, ASD Specialty Healthcare, LLC, and Amerisource Receivables Financial Corporation (“ARFC”), are a party and pursuant to which accounts receivables are sold on a revolving basis to ARFC, a special purpose entity. MUFG Bank, Ltd. serves as administrator and a purchaser under the program.  Certain of the other lenders or their affiliates also serve as lenders or purchasers under the securitization facility.  Furthermore, certain of the lenders serve various roles in connection with the Existing Revolving Credit Facility.  Specifically, JPMorgan Chase Bank, N.A. serves as administrative agent under the Existing Revolving Credit Facility and certain of the other lenders or their affiliates also serve as lenders under the Existing Revolving Credit Facility.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

10.1	Term Credit Agreement, dated as of February 17, 2021, among AmerisourceBergen Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.2	Credit Agreement, dated as of February 17, 2021, among AmerisourceBergen Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: February 18, 2021	By:	/s/ James F. Cleary
	Name:	James F. Cleary
	Title:	Executive Vice President and Chief Financial Officer